UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2007

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                The following information is provided pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Conditions” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

Item 2.02	Results of Operations and Financial Conditions.

Item 7.01 Regulation FD Disclosure.

On May 1, 2007, Royal Caribbean Cruises Ltd. issued a press release entitled “Royal Caribbean Reports First Quarter 2007 Earnings.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Royal Caribbean Reports First Quarter 2007 Earnings” dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	May 1, 2007	By:	/s/ Brian J. Rice

			Name:	Brian J. Rice
			Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

Contact: Lynn Martenstein or Greg Johnson

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS FIRST QUARTER 2007 EARNINGS

MIAMI – May 1, 2007 – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL) today announced net income for the first quarter 2007 of $8.8 million, or $0.04 per share compared to earlier guidance of $0.03 to $0.08 per share. The company also reaffirmed its full year 2007 earnings per share guidance of $3.05 to $3.20.

Pullmantur Impact

As the company had anticipated, the acquisition of Pullmantur and other timing changes caused significant changes in the seasonality of company earnings. These changes make comparisons between individual quarters less meaningful (especially for the first year of the acquisition) but have little impact on the profitability of the year as a whole. In particular, Pullmantur’s business is highly seasonal with very strong summer months but very weak winter months. In addition, the company is including Pullmantur results on a two month lag. Together, these changes significantly diminished the company’s reported earnings in the first quarter, and are expected to do so again in the second quarter, but are expected to commensurately improve earnings in the third and fourth quarters. Pullmantur’s Tour Division adds revenues and costs without any corresponding capacity, and, as such, inflates Yield and Net Cruise Cost figures.

Weaker Revenues Offset By Lower Costs

The demand environment, especially in the Caribbean, has been weaker than expected. At the same time, cost control has been good, offsetting the revenue decline.

First quarter 2007 Net Yields on a comparable basis (i.e. excluding Pullmantur) decreased 4.2%, which was below guidance of down 2% to 3%. Commenting on the revenue environment, Richard D. Fain, chairman and chief executive officer said, “After a strong Fall performance, close-in bookings in the first quarter required more aggressive price promotions than we experienced throughout the last year.”

Fain continued, “On the other hand, cost performance was better than our prior guidance due to cost control initiatives.” Net Cruise Costs per APCD, on a comparable basis and excluding fuel, increased 2.5% for the quarter versus previous guidance of an increase around 4%. Including fuel, these costs increased 1.5%. Previous guidance was for an increase of 2% to 3%. Fuel costs per APCD decreased 2.8% year-over-year, with “at-the-pump” fuel prices averaging $372 per metric ton for the first quarter 2007, compared to the previously assumed figure of $361 per metric ton, and $417 per metric ton in the first quarter 2006.

“We continued several key strategic initiatives, including the revitalization of Majesty of the Seas, enhancing our international sales and marketing infrastructure, and expanding our fleet further into Europe and Latin America, while prudently finding ways to control our costs,” Fain said.

Including Pullmantur, the company’s Net Yields decreased 3.4% and Net Cruise Costs increased 5.4%. Pullmantur’s cruise division performed consistently with previous guidance, while the tour division generated higher revenue and higher expenses than previous guidance; however, the net impact of these differences was immaterial.

For the first quarter 2006, the company reported net income of $119.5 million, or $0.55 per share, which included a net gain of $36 million, or $0.16 per share, related to the partial settlement of a lawsuit. Revenues for the first quarter 2007 increased to $1.2 billion from revenues of $1.1 billion in the first quarter 2006.

Outlook For The Rest Of The Year

The softer Caribbean pricing environment continues through the Spring, and is of a somewhat greater magnitude than forecasted back in February. However, the revenue picture for the balance of the year appears more encouraging. Although it is too early to provide specific predictions for the upcoming Fall/Winter season, load factors and pricing are both ahead of same time last year for the fourth quarter and into the first quarter of 2008.

Fortunately, the company’s cost control efforts have been more successful than forecasted, offsetting the revenue deterioration through reductions in operating and other expenses.

Fain continued, “While we are disappointed that the revenue environment is more challenging than anticipated, I am very proud of the way our management team is mitigating the effect through improvements in efficiency. I am particularly pleased that we expect to reduce unit costs while still moving forward with some very important strategic initiatives. These efforts have allowed us to maintain our previous guidance despite lower revenues and higher fuel prices.”

The company provided the following estimates for the full year and second quarter 2007. The “Comparable” estimates exclude Pullmantur, while the “Including Pullmantur” estimates are for the entire combined group.

	Full Year 2007		Second Quarter 2007
		Including		Including
	Comparable	Pullmantur	Comparable	Pullmantur
Capacity	5.0%	12.2%	6.3%	12.6%
Net Yields	Flat	2%	(1%)	Flat
Net Cruise Costs per APCD	(2%)	3%	(3%)	Flat
Net Cruise Costs per APCD, excluding Fuel	Flat	5%	(1%)	3%

Collectively, the company will have a 12.2% increase in capacity in 2007, driven by Pullmantur, the April delivery of Liberty of the Seas, and a full year of Freedom of the Seas.

For the full year 2007, the company now forecasts that Net Yields will increase in a range around 2% compared to 2006, and on a comparable basis to be around flat. For the second quarter 2007, the company currently forecasts Net Yields to be around flat, and on a comparable basis to decrease in a range around 1%, compared to the second quarter 2006.

Net Cruise Costs per APCD for the full year 2007 are expected to increase in a range around 3% compared to the prior year, and on a comparable basis to decrease in a range around 2%. Net Cruise Costs per APCD for the second quarter 2007 are expected to be around flat, and on a comparable basis to be down in a range around 3%.

Net Cruise Costs per APCD, excluding fuel, for the full year 2007 are expected to increase in a range around 5% compared to the prior year, and on a comparable basis to be around flat. Net Cruise Costs per APCD, excluding fuel, for the second quarter 2007 are expected to increase in a range around 3%, and on a comparable basis to be down in a range around 1%.

	Full Year 2007	Second Quarter 2007
Fuel Price/Metric Ton (Current)	$412	$412
Fuel Consumption (Metric Tons)	1,230,000	305,000
Fuel Percentage Hedged	50%	56%

The company does not forecast fuel prices and its cost guidance for fuel is based on a current “at-the-pump” price of $412 per metric ton. This is higher than the February 5, 2007 figure, and represents a negative impact of $0.05 per share versus the company’s previous guidance. Additionally, the company is currently 50% and 56% hedged for the balance of the year and second quarter 2007, respectively. A 10% change in the market price of fuel results in $18 million and $5 million changes in fuel costs for the full year and second quarter 2007, respectively, after taking into account existing hedges,.

Depreciation and amortization for the full year 2007 is expected to be $490 million to $510 million, and for the second quarter 2007 to be $120 million to $125 million. Interest expense for the full year 2007 is expected to be $325 million to $345 million, and for the second quarter 2007 to be $83 million to $88 million.

Based on these estimates, and assuming that fuel prices remain at today’s level, the company is maintaining its full year 2007 earnings per share guidance at $3.05 to $3.20, and expects second quarter 2007 earnings per share to be $0.58 to $0.63.

As of March 31, 2007, liquidity was $1.2 billion, comprised of $0.2 billion in cash and cash equivalents and $1.0 billion in available credit on the company’s revolving credit agreement.

Projected capital expenditures for 2007, 2008, 2009, 2010, and 2011 are estimated to be $1.2 billion, $1.8 billion, $2.0 billion, $2.1 billion, and $0.3 billion, respectively. Projected capacity increases for the same five years are estimated at 12.2%, 8.4%, 7.5%, 11.6%, and 5.8%, respectively.

The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology

Available Passenger Cruise Days (“APCD”)

APCDs are our measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Yields

Net Yields represent Gross Yields less commissions, transportation and other expenses and onboard and other expenses per APCD. We utilize Net Yields to manage our business on a day-to-day basis and believe that it is the most relevant measure of our pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs. We have not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs to be the most relevant indicator of our performance. We have not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Occupancy

Occupancy, in accordance with cruise industry practice, is calculated by dividing Passenger Cruise Days by APCDs. A percentage of 100% or higher indicates that three or more passengers occupied some cabins.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises and Pullmantur. The company has a combined total of 34 ships in service and seven under construction. It also offers unique land-tour vacations in Alaska, Australia, Canada, Europe and Latin America. Additional information can be found on www.royalcaribbean.com, www.celebrity.com, www.pullmantur.es or www.rclinvestor.com.

Certain statements in this news release are forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

Financial Tables Follow

(####)

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Quarter Ended March 31, 2007	Quarter Ended March 31, 2006
Operating Activities		
Net income	$ 8,825	$ 119,499
Adjustments:		
Depreciation and amortization	115,958	102,159
Accretion of original issue discount on debt	414	8,267
Changes in operating assets and liabilities:		
(Increase) decrease in trade and other receivables, net	(20,499)	12,995
Increase in inventories	(3,682)	(1,224)
Increase in prepaid expenses and other assets	(64,816)	(40,149)
Increase (decrease) in accounts payable	279	(9,818)
Increase (decrease) in accrued expenses and other liabilities	40,832	(14,896)
Increase in customer deposits	280,038	165,436
Other, net	2,521	1,619
Net cash provided by operating activities	359,870	343,888
Investing Activities		
Purchases of property and equipment	(152,173)	(135,898)
Purchases of notes from First Choice Holidays PLC	-	(100,000)
Other, net	(7,359)	(1,355)
Net cash used in investing activities	(159,532)	(237,253)
Financing Activities		
Net proceeds from issuance of debt	1,308,519	125,000
Debt issuance costs	(8,754)	-
Repayments of debt	(1,374,088)	(80,581)
Dividends	(34,390)	(31,753)
Proceeds from exercise of common stock options	3,107	16,739
Other, net	177	10,552
Net cash (used in) provided by financing activities	(105,429)	39,957
Effect of exchange rate changes on cash	187	-
Net increase in cash and cash equivalents	95,096	146,592
Cash and cash equivalents at beginning of period	104,520	125,385
Cash and cash equivalents at end of period	$ 199,616	$ 271,977
Supplemental Disclosure		
Cash paid during the period for:		
Interest, net of amount capitalized	$ 43,622	$ 50,236

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended March 31,	
	2007	2006
Passenger ticket revenues	$ 870,416	$ 842,263
Onboard and other revenues	352,710	304,273
Total revenues	1,223,126	1,146,536
Less:		
Commissions, transportation and other	219,685	202,265
Onboard and other	66,403	59,852
Net revenues	$ 937,038	$ 884,419
APCD	5,816,046	5,303,570
Gross Yields	$ 210.30	$ 216.18
Net Yields	$ 161.11	$ 166.76

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended March 31,	
	2007	2006
Total cruise operating expenses	$ 841,341	$ 730,134
Marketing, selling and administrative expenses	186,184	173,192
Gross Cruise Costs	1,027,525	903,326
Less:		
Commissions, transportation and other	219,685	202,265
Onboard and other	66,403	59,852
Net Cruise Costs	$ 741,437	$ 641,209
APCD	5,816,046	5,303,570
Gross Cruise Costs per APCD	$ 176.67	$ 170.32
Net Cruise Costs per APCD	$ 127.48	$ 120.90